UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2010

Quamtel, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-31757	98-0233452
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14911 Quorum Drive, Suite 140, Dallas, Texas 75254
(Address of principal execute offices, including zip code)

(972) 361-1980
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

On August 21, 2010, Registrant closed a Membership Interest Purchase Agreement entered into and effective August 18, 2010 (the “Purchase Agreement”) to acquire all of the outstanding membership interests of Syncpointe, LLC, a Missouri limited liability company (the “Company”) from Half A Minute, L.L.C., McPheeters Communication Group, LLC, and VKS, LLC (collectively, the “Sellers”).

The Registrant acquired the Company in exchange for 1,000,000 shares of Registrant’s unregistered common stock with piggyback registration rights.  The Sellers may receive earn-out payments equal to 12.5% of the Company’s net income (as defined in the Purchase Agreement) as it operates as a division of the Registrant for 18 months.

Registrant also committed to make available working capital of at least $1,250,000 to complete the Company’s product development.  Registrant further committed to contribute such additional working capital as is commercially necessary to maintain the Company’s business operations.

ITEM 2.01  Completion of Acquisition or Disposition of Assets

The information provided by Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.01 by reference.

ITEM 3.02  Unregistered Sale of Equity Securities

On August 21, 2010, pursuant to the Purchase Agreement described under Item 1.01 above, the Registrant issued 1,000,000 shares of unregistered common stock to the Sellers (along with certain potential earn-out payments) in exchange for 100% of the outstanding shares of the Company.  These shares of unregistered common stock were issued pursuant to an exemption claimed by the Registrant under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The agreements executed in connection with the Purchase Agreement contain representations to support the Registrant’s reasonable belief that each Seller receiving securities pursuant to the Purchase Agreement had access to information concerning the Registrant’s operations and financial condition, each of the Sellers had access to all publicly filed information regarding the Registrant that would have been contained in a registration statement, each of the Sellers acquired the securities for its own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that each Seller receiving securities is sophisticated within the meaning of Section 4(2) of the Securities Act.  No convertible securities were issued pursuant to the Purchase Agreement.

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Purchase Agreement, within ten (10) business days of the Closing Date (as defined in the Purchase Agreement), the Board of Directors of the Company shall elect Mr. Scott M. Jonasz as a member of the Registrant’s Board of Directors pursuant to written consent, resolution, or other appropriate written corporate action or Board of Director’s meeting in accordance with the Registrant’s bylaws and the Nevada Revised Statutes.

On August 18, 2010, the Registrant entered into an Executive Employment Agreement with Scott M. Jonasz (the “Employment Agreement”), under which Mr. Jonasz shall serve as the President of the Company, a wholly-owned subsidiary of the Registrant.  Pursuant to the Employment Agreement, Mr. Jonasz will also serve as a member of the Registrant’s Board of Directors until the earlier of (a) the termination of the Term of the Employment Agreement or (b) Mr. Jonasz’s resignation from the Company.  As of the date of this Current Report on Form 8-K, it has not been determined on which committee(s) of the Board of Directors Mr. Jonasz will serve.

Pursuant to the Employment Agreement, upon commencement of employment, Mr. Jonasz will be issued One Hundred Forty-Eight Thousand Five Hundred Sixty Two (148,562) shares of common stock of the registrant, par value $0.001 per share, under the Registrant’s 2009 Equity Incentive Plan (the “Plan”).  Such shares of common stock shall be an outright grant under the Plan at no cost to Mr. Jonasz and shall be fully vested upon issuance and shall be freely transferrable and saleable except as otherwise agreed upon by the parties and as mandated by applicable law.  Mr. Jonasz may be granted additional stock options, restricted stock or other awards under the Plan or otherwise in an amount and on such terms to be determined by the Board of Directors (or Compensation Committee thereof) of the Registrant based on its annual review and assessment of Mr. Jonasz’s overall compensation.

Prior to the transactions contemplated by the Purchase Agreement, Mr. Jonasz was founder and CEO of the Company.  Mr. Jonasz also remains the manager of VKS, LLC, which is one of the Sellers.

ITEM 9.01.   Financial Exhibits, Pro Forma Financial Information and Exhibits

(a)  Financial statements of business acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the Registrant will file the financial statements of the business acquired as required by Item 9.01(a)(1) within seventy-one days after the due date of this Current Report on Form 8-K.

(b)  Pro forma financial information.

In accordance with Item 9.01(b)(2) of Form 8-K, the Registrant will file the pro forma financial information required by Item 9.01(b)(1) within seventy-one days after the due date of this Current Report on Form 8-K.

(d)  Exhibits.  The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

2.1
Membership Interest Purchase Agreement dated August 18, 2010 by and among the members of SYNCPOINTE, LLC, Half A Minute, L.L.C., McPheeters Communication Group, LLC, VKS, LLC, Quamtel, Inc., and SYNCPOINTE, LLC

10.1	Employment Agreement dated August 18, 2010 by and between Quamtel, Inc. and Scott M. Jonasz

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2010	Quamtel, Inc.
(Registrant)

	By:	/s/ Stuart Ehrlich
Stuart Ehrlich
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Membership Interest Purchase Agreement dated August 18, 2010 by and among the members of SYNCPOINTE, LLC, Half A Minute, L.L.C., McPheeters Communication Group, LLC, VKS, LLC, Quamtel, Inc., and SYNCPOINTE, LLC

10.1	Employment Agreement dated August 18, 2010 by and between Quamtel, Inc. and Scott M. Jonasz

5